EX-35.3
(logo) Provident Funding
The Mortgage Price Leader


March 26, 2008



Annual Statement as to Compliance
Provident Funding Associates, L.P., Originator and Servicer:
Wells Fargo Bank Minnesota, N.A. Trustee



Officers' Certificate

I, Michelle Blake, Senior Vice President, do hereby certify that I am an authorized officer of Provident Funding Group, Inc., the general partner of Provident Funding Associates, L.P. ("Servicer"), that:

(i) I have reviewed the activities of the Servicer during the preceding calendar year and the performance of the Servicer under the Agreements for all deals in the attached document which review was made under my supervision and

(ii) to the best of my knowledge, and based on such review, the Servicer has fulfilled all its obligations under the Agreements throughout such year.



Provident Funding Associates, L.P.
By: Provident Funding Group, Inc., its General Partner

By: /s/ Michelle Blake
Michelle Blake, Senior Vice President



1235 N. Dutton Avenue Ste E Santa Rosa, CA 95401
P.O. Box 5914 Santa Rosa, CA 95402-5914
Phone # 800-696-8199
Fax # 707-547-4076

Provident Funding Associates, L.P BSRT2006-4
Provident Funding Associates, L.P MALT04-10
Provident Funding Associates, L.P MALT2003-4
Provident Funding Associates, L.P MALT2003-7
Provident Funding Associates, L.P MALT2004-2
Provident Funding Associates, L.P MALT2004-3
Provident Funding Associates, L.P MALT2005-5
Provident Funding Associates, L.P MARM06-2
Provident Funding Associates, L.P MARM2003-1
Provident Funding Associates, L.P MARM2003-7
Provident Funding Associates, L.P MARM2004-5
Provident Funding Associates, L.P MARM2004-6
Provident Funding Associates, L.P MARM2004-8
Provident Funding Associates, L.P MARM2005-2
Provident Funding Associates, L.P MARM2005-3
Provident Funding Associates, L.P MAST03-10
Provident Funding Associates, L.P MAST03-11
Provident Funding Associates, L.P MAST03-12
Provident Funding Associates, L.P MAST04-10
Provident Funding Associates, L.P MAST04-11
Provident Funding Associates, L.P MAST2002-8
Provident Funding Associates, L.P MAST2003-1
Provident Funding Associates, L.P MAST2003-4
Provident Funding Associates, L.P MAST2003-5
Provident Funding Associates, L.P MAST2003-6
Provident Funding Associates, L.P MAST2003-8
Provident Funding Associates, L.P MAST2003-9
Provident Funding Associates, L.P MAST2004-1
Provident Funding Associates, L.P MAST2004-3
Provident Funding Associates, L.P MAST2004-4
Provident Funding Associates, L.P MAST2004-5
Provident Funding Associates, L.P MAST2004-6
Provident Funding Associates, L.P MAST2004-8
Provident Funding Associates, L.P MAST2004-9
Provident Funding Associates, L.P MAST2005-1
Provident Funding Associates, L.P MAST2005-2
Provident Funding Associates, L.P MAST2007-1
Provident Funding Associates, L.P MSST2005-2
Provident Funding Associates, L.P PRF2003-1
Provident Funding Associates, L.P PRF2004-1
Provident Funding Associates, L.P PRF2005-2
Provident Funding Associates, L.P PRF2005AR1
Provident Funding Associates, L.P PRM04-CL2